Exhibit 10.5

SECOND LIEN SECURITY AGREEMENT

This SECOND LIEN SECURITY AGREEMENT (this “Security Agreement”), dated as of April 7, 2010, among SQUARETWO FINANCIAL CORPORATION, a Delaware corporation (“Issuer”), the Guarantors from time to time signatory hereto (the “Guarantors” and collectively with Issuer, the “Grantors” and each a “Grantor”) and U.S. BANK NATIONAL ASSOCIATION, as collateral agent pursuant to the Indenture (as hereinafter defined), and as a secured party (in such capacities, “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to the Indenture dated as of the date hereof by and among Grantors, Collateral Agent and U.S. BANK NATIONAL ASSOCIATION, in its capacity as Trustee on behalf of the holders of the Notes (as defined below) (the “Holders”) (as from time to time amended, restated, supplemented or otherwise modified, the “Indenture”), pursuant to which Issuer is issuing $290,000,000 aggregate principal amount of 11.625% Senior Second Lien Notes due 2017 (together with any Additional Notes issued under the Indenture, the “Notes”);

WHEREAS, each Guarantor has agreed to guarantee the Second Lien Obligations (as hereinafter defined)  pursuant to Article 10 of the Indenture;

WHEREAS, from time to time after the date hereof, the Issuer may, subject to the terms and conditions of the Indenture and the Security Documents, incur Permitted Additional Pari Passu Obligations (including Additional Notes issued under the Indenture), that the Issuer desires to secure with the Collateral on a pari passu basis with the Notes;

WHEREAS, each Guarantor has, pursuant to the Indenture, among other things, unconditionally guaranteed the Second Lien Obligations (as hereinafter defined);

WHEREAS, the Issuer and each Guarantor will receive substantial benefits from the issuance of the Notes and each is, therefore, willing to enter into this Security Agreement and in order to induce Collateral Agent for the benefit of the Secured Parties (as hereinafter defined) to enter into this Security Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       DEFINED TERMS.

(a)                                  All capitalized terms used but not otherwise defined herein have the meanings given to them in the Indenture.

(b)                                 All other terms contained in this Security Agreement, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein, including, without limitation, the following terms:

“Accounts”, “Account Debtor”, , “Chattel Paper”, “Commercial Tort Claim”, “Deposit Account”, “Documents”, “Equipment”, “Fixtures”, “General Intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter of Credit”, “Letter-of-Credit Rights”,  “Payment Intangibles”, “Proceeds”, “Record”, “Software”, “Supporting Obligations” and “Tangible Chattel Paper”.

(c)                                  “Additional Pari Passu Agent” shall mean the Person appointed to act as trustee, agent or representative for the holders of any Permitted Additional Pari Passu Obligation pursuant to any Additional Pari Passu Agreement and designated as such in an Additional Pari Passu Joinder Agreement.

(d)                                 “Additional Pari Passu Agreement” shall mean the indenture, credit agreement or other agreement under which any Permitted Additional Pari Passu Obligations (other than Additional Notes) are incurred and any notes or other instruments representing such Permitted Additional Pari Passu Obligations.

(e)                                  “Additional Pari Passu Joinder Agreement” shall mean an agreement substantially in the form of Exhibit G hereto.

(f)                                    “Applicable Authorized Representative” shall mean (i) the Trustee so long as the Obligations under the Notes and the Indenture constitute Second Lien Obligations hereunder, and (ii) thereafter, the Additional Pari Passu Agent representing the series of Indebtedness secured hereby with the greatest outstanding aggregate principal amount.

(g)                                 “Contractual Obligations” means, as applied to any Person, any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

(h)                                 “Control Agreement” means a deposit account control agreement by and among the applicable Grantor, Collateral Agent, Senior Agent (if applicable) and a deposit bank.

(i)                                     “Copyright License” means any and all rights now owned or hereafter acquired by any Grantor under any written agreement granting any right to such Grantor to use any Copyright or Copyright registration owned by a third party.

(j)                                     “Credit Agreement” shall mean that certain loan agreement, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time) among the Issuer as US Borrower (as such term is defined therein), the other borrower and guarantors party thereto, the lenders party thereto and the Senior Agent.

(k)                                  “Default” or “Event of Default” shall mean a “default” or “event of default” under the Indenture or under any Additional Pari Passu Agreement.

(l)                                     “Design” means all of the following now owned or hereafter acquired by any Grantor: (a) all industrial designs and intangibles of like nature (whether registered or

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unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith and (b) all reissues, extensions or renewals thereof.

(m)                               “Design License” means rights under any written agreement now owned or hereafter acquired by any Grantor granting any right to use any Design.

(n)                                 “Discharge of Senior Lien Obligations” shall have the meaning given to the term in the Intercreditor Agreement.

(o)                                 “Excluded Accounts” has the meaning set forth in Section 5(a)(iii).

(p)                                 “Excluded Property” has the meaning set forth in Section 2(a).

(q)                                 “Governmental Authority” means any federal, provincial, state or municipal court or other governmental department, commission, board, bureau, agency or instrumentality, governmental or quasi-governmental, domestic or foreign.

(r)                                    “Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the date hereof, among the Issuer, the Grantors from time to time party thereto, the Senior Agent and the Trustee, in its capacity as the Collateral Agent thereunder, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

(s)                                  “License” means any Copyright License, Patent License, Design License, Trademark License or other license of rights or interests now held or hereafter acquired by any Grantor.

(t)                                    “Light Users” means those attorneys retained by a Grantor to collect an account through legal action.

(u)                                 “Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, properties or financial condition of the Grantors taken as a whole, (b) the ability of the Grantors, taken as a whole, to perform their obligations under the Indenture or any Security Document to which they are a party, (c) the Collateral or Collateral Agent’s Liens, on behalf of the Collateral Agent and the Secured Parties, on the Collateral or the priority of such Liens, or (d) the ability of the Collateral Agent or any Secured Party to enforce or collect any of the Obligations or to exercise the Collateral Agent’s or any Secured Party’s aggregate rights and remedies under the Indenture and the Security Documents.

(v)                                 “Patent License” means rights under any written agreement now owned or hereafter acquired by any Grantor granting any right to such Grantor with respect to any invention on which a Patent owned by a third party is in existence.

(w)                               “Power of Attorney” shall have the meaning assigned to that term in Section 6(b).

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(x)                                   “Proceeds” shall have the meaning assigned to it under Section 9-102 (64) of the UCC, and in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guarantee payable to Grantor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any person acting under color of Governmental Authority), and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

(y)                                 “Quarterly Date” means, at any time, the next date on which financial statements are required to be delivered pursuant to Section 4.18(a) of the Indenture.

(z)                                   “Second Lien Obligations” means any principal, premium, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements, damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under any of (i) the Indenture, the Notes (other than any Additional Notes except to the extent constituting Permitted Additional Pari Passu Obligations) and the Security Documents, including any fees, expenses, indemnities, payments and other amounts payable to Collateral Agent and Trustee under the Indenture and the Security Documents, and (ii) any agreement relating to Permitted Additional Pari Passu Obligations (including the Indenture with respect to Additional Notes) and other documentation relating to any other Permitted Additional Pari Passu Obligations; provided that no obligations in respect of Permitted Additional Pari Passu Obligations (other than Additional Notes) shall constitute “Second Lien Obligations” unless the Additional Pari Passu Agent for the holders of such Permitted Additional Pari Passu Obligations has executed an Additional Pari Passu Joinder Agreement in the form of Exhibit G hereto and has become a party to the Intercreditor Agreement.

(aa)                            “Secured Parties” shall mean, collectively, Collateral Agent, the Trustee, the Holders, each Additional Pari Passu Agent, and each holder of Permitted Additional Pari Passu Obligations that constitute Second Lien Obligations.

(bb)                          “Security Documents” means the Security Agreement, the Pledge Agreement, any mortgages, the Intercreditor Agreement and all of the security agreements, pledges, collateral assignments, deeds of trust, trust deeds or other instruments evidencing or creating or purporting to create any security interests in favor of the Collateral Agent for its benefit and for the benefit of the Trustee and the Holders of the Notes and the holders of any Permitted Additional Pari Passu Obligations, in all or any portion of the Collateral, as amended, modified, restated, supplemented or replaced from time to time.

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(cc)                            “Senior Agent” shall mean GMAC Commercial Finance LLC, in its capacity as administrative and collateral agent under the Credit Agreement and any successor appointed from time to time as Senior Agent relating to any Senior Lien Obligations.

(dd)                          “Senior Claimholder” shall have the meaning assigned to such term under the Intercreditor Agreement.

(ee)                            “Senior Lien Obligations” shall have the meaning assigned to such term under the Intercreditor Agreement.

(ff)                                “Senior Loan Document” shall have the meaning assigned to such term under the Intercreditor Agreement.

(gg)                          “Special Power of Attorney” shall have the meaning assigned to that term in Section 6(b).

(hh)                          “Supplement” shall have the meaning assigned to such term in Section 26 hereof.

(ii)                                  “Trademark License” means rights under any written agreement now owned or hereafter acquired by any Grantor granting any right to such Grantor to use any Trademark owned by a third party.

(jj)                                  “Uniform Commercial Code Jurisdiction” means any jurisdiction that has adopted all or substantially all of Article 9 as contained in the 2005 Official Text of the Uniform Commercial Code, as recommended by the National Conference of Commissioners on Uniform State Laws and the American Law Institute, together with any subsequent amendments or modifications to the Official Text.

2.                                       GRANT OF LIEN; RELATIONSHIP TO SENIOR LIEN OBLIGATIONS.

(a)                                  Grant.  To secure the prompt payment, performance and observance of the Second Lien Obligations, including all renewals, extensions, restructurings and refinancings of any or all of the Second Lien Obligations, each Grantor hereby grants to Collateral Agent, for the benefit of Collateral Agent and the Secured Parties, a continuing security interest in, and lien and mortgage in and to, all of such Grantor’s personal property and other assets described below, in each case, whether now owned or existing or hereafter acquired or arising and regardless of where located (all being collectively referred to as the “Collateral”) including, without limitation, all:

(i)                                     Accounts;

(ii)                                  Chattel Paper;

(iii)                               Commercial Tort Claims, including those specified on Schedule 2(a) hereto;

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(iv)                              Deposit Accounts, and cash and other monies and property of such Grantor in the possession or under the control of the Senior Agent or Collateral Agent, any Senior Claimholder, any participant of any Senior Claimholder or any Secured Party;

(v)                                 Documents;

(vi)                              Equipment;

(vii)                           Fixtures;

(viii)                        General Intangibles (including the Patents, Trademarks and Copyrights listed on Schedule 4(g) hereto, and all other Intellectual Property);

(ix)                                Licenses;

(x)                                   Goods;

(xi)                                Instruments;

(xii)                             Inventory;

(xiii)                          Investment Property;

(xiv)                         Letter-of-Credit Rights and Supporting Obligations;

(xv)                            all money, cash or cash equivalents of such Grantor;

(xvi)                         other personal property whether or not subject to the UCC together with all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the property described above or are otherwise necessary or helpful in the collection thereof or realization thereon; and

(xvii)                      Proceeds and products of all or any of the property described above;

provided, however, that notwithstanding any of the other provisions set forth in this Section 2, (I) this Security Agreement shall not constitute a grant of a security interest in, and the Collateral shall not include, (A) any property to the extent that such grant of a security interest is (x) prohibited by any requirements of any law, rule or regulation of a Governmental Authority, or requires a consent not obtained of any Governmental Authority pursuant to such requirement or (y) prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property; provided, further, that the exclusions set forth in clauses (A)(x) and (A)(y) above shall not apply to Accounts, payment intangibles or to any other category of Collateral to the extent such requirements of law, rule or regulation or the term in such contract, license, agreement, instrument or other document providing for such

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prohibition, breach, default or termination or requiring such consent is ineffective under applicable law; (B) Capital Stock in excess of shares representing 100% of the nonvoting Capital Stock and 65% of the total combined voting power of all classes of Capital Stock entitled to vote of any Foreign Subsidiary; (C) the Excluded Accounts; (D) the Capital Stock issued by Collect Air; (E) any “intent to use” Trademark applications for which a statement of use has not been filed (but only until such statement is filed); (F) any assets encumbered by the Cargill Liens as of the date hereof and (G) any “Collateral” as such term is defined in the Pledge Agreement, including, without limitation, any property of the type described in Section 2(f) of the Pledge Agreement that, but for the operation of such Section 2(f) of the Pledge Agreement, would otherwise constitute Collateral thereunder (any such items described in clauses (A) through (G) above shall be referred to herein as “Excluded Property”) and (II) the representations, warranties and covenants in this Security Agreement shall not apply to (x) any property that is not included in the Collateral and (y) any matters that are the subject of post-closing obligations so long as the Grantors are in compliance with such post-closing obligations under the Senior Loan Documents.

(b)                                 Setoff.  In addition, to secure the prompt and complete payment, performance and observance of the Second Lien Obligations and in order to induce Collateral Agent and the Secured Parties as aforesaid, each Grantor hereby grants to Collateral Agent, for the benefit of Collateral Agent and the Secured Parties, a right of setoff, following the occurrence and during the continuance of an Event of Default against the property of such Grantor held by Collateral Agent or any Secured Party, consisting of property described above in Section 2(a) now or hereafter in the possession or custody of or in transit to Collateral Agent or any Secured Party, for any purpose, including safekeeping, collection or pledge, for the account of such Grantor, or as to which such Grantor may have any right or power.

(c)                                  Intercreditor Agreement; Conflicts.  Anything herein to the contrary notwithstanding, the liens and security interests granted pursuant to this Security Agreement and the exercise of certain rights and/or remedies with respect thereto are subject to the provisions of the Intercreditor Agreement.  In the event of any conflict between the terms of the Intercreditor Agreement and this Security Agreement, the terms of the Intercreditor Agreement shall govern and control.  In the event of any conflict between the obligations of any Grantor under this Agreement and any agreement relating to the Senior Lien Obligations, the terms of the agreement relating to the Senior Lien Obligations shall govern and control.  All references to specific sections of the Intercreditor Agreement set forth herein shall refer to such sections as in effect on the date hereof, or as subsequently amended with the consent of the Grantors.

(d)                                 Effect of Satisfaction of Certain Obligations Under Senior Loan Documents.  Anything herein to the contrary notwithstanding, prior to the Discharge of Senior Lien Obligations, the requirements of this Security Agreement to deliver any certificates, instruments, Documents or other possessory collateral to Collateral Agent, shall be deemed satisfied if the applicable Grantor complies with the requirements of the corresponding provisions of the applicable Senior Loan Document.

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3.                                       COLLATERAL AGENT’S AND SECURED PARTIES’ RIGHTS; LIMITATIONS ON COLLATERAL AGENT’S AND SECURED PARTIES’ OBLIGATIONS.

(a)                                  It is expressly agreed by each Grantor that, anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of its Contractual Obligations and each of its Licenses to observe and perform all of the conditions and obligations to be observed and performed by it thereunder to the same extent as if this Security Agreement and the other Security Documents, the Indenture and any Additional Pari Passu Agreement had not been executed.  Neither Collateral Agent nor any Secured Party shall have any obligation or liability under any Contractual Obligations or License by reason of or arising out of this Security Agreement or the granting herein of a Lien thereon or the receipt by Collateral Agent or any Secured Party of any payment relating to any such Contractual Obligations or License pursuant hereto.  Neither Collateral Agent nor any Secured Party shall be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any Contractual Obligations or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contractual Obligations or License, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(b)                                 Collateral Agent may (subject to the terms of the Intercreditor Agreement) at any time after an Event of Default has occurred and is continuing without prior notice to Grantors, notify Account Debtors and other Persons obligated on the Collateral that Collateral Agent has a security interest therein, and that payments in respect of such Collateral shall be made directly to Collateral Agent.  Upon the request of Collateral Agent, following the occurrence and during the continuation of an Event of Default, Grantors shall so notify Account Debtors and other Persons obligated on the Collateral.  Once any such notice has been given to any Account Debtor or other Person obligated on the Collateral, the affected Grantor shall not give any contrary instructions to such Account Debtor or other Person without Collateral Agent’s prior written consent.

(c)                                  Subject to Section 14 hereof, upon election of Collateral Agent at any time while and so long as an Event of Default and acceleration of the Second Lien Obligations shall be continuing, Collateral Agent may at any time in Collateral Agent’s own name, in the name of a nominee of Collateral Agent or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with Account Debtors, parties to Contractual Obligations and obligors in respect of Instruments to verify with such Persons, to Collateral Agent’s satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper and/or Payment Intangibles.  If an Event of Default and acceleration of the Obligations shall have occurred and be continuing, each Grantor, at its own expense, shall cause the independent certified public accountants then engaged by such Grantor to prepare and deliver to Collateral Agent and each Secured Party at any time and from time to time promptly upon Collateral Agent’s request the following reports with respect to such Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts as Collateral Agent may request.

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(d)                                 The Applicable Authorized Representative shall direct Collateral Agent in exercising any right, power, discretionary duty or other remedy available to Collateral Agent under this Security Agreement or any Security Document and the other Secured Parties shall not have a right to take any actions with respect to the Collateral.  If Collateral Agent shall not have received appropriate instruction within 10 days of a request therefor from the Applicable Authorized Representative (or such shorter period as reasonably may be specified in such notice or as may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action (subject to the terms of the Intercreditor Agreement) as it shall deem to be in the best interests of the Secured Parties and Collateral Agent shall have no liability to any Person for such action or inaction.

4.                                       REPRESENTATIONS AND WARRANTIES.  Each Grantor represents and warrants that as of the Issue Date:

(a)                                  Each Grantor has rights in and the corporate or limited liability company power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder free and clear of any and all Liens other than Permitted Liens.

(b)                                 No effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed (i) by any Grantor or Collateral Agent in favor of Collateral Agent pursuant to this Security Agreement or the other Security Documents, (ii)  in connection with any other Permitted Liens, (iii) with respect to the Grantors’ Existing Credit Agreement (provided that any and all of the filed agreements, financing statements, instruments or continuation statements referenced in this clause (iii) shall be released on the Issue Date), and (iv) financing statements filed by purchasers of assets in respect of assets that are no longer owned by any Grantor.

(c)                                  This Security Agreement is effective to create a valid and continuing Lien on and, upon the filing of the appropriate financing statements, a perfected Lien in favor of Collateral Agent, for the benefit of Collateral Agent and the Secured Parties, on the Collateral (other than Fixtures and Commercial Tort Claims that are not subject to the requirements of Section 5(a)(vii) hereof) with respect to which a Lien may be perfected by filing pursuant to the UCC.  Such Lien is enforceable as such as against any and all creditors of and purchasers from Grantors (other than purchasers and lessees of Inventory in the ordinary course of business and non-exclusive licensees of General Intangibles in the ordinary course of business).

(d)                                 Schedule 4(d) hereto lists, as of the Issue Date, (x) all Instruments, Letter of Credit Rights and Chattel Paper with an aggregate value in excess of $500,000 of each Grantor, other than Instruments, Letter of Credit Rights and Chattel Paper relating to the Charged-off Receivables, and (y) all Instruments, Letter of Credit Rights and Chattel Paper of each Grantor relating to the Charged-off Receivables with an individual value in excess of $100,000.

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(e)                                  Schedule 4(e) hereto sets forth as of the Issue Date, each Grantor’s name (within the meaning of Section 9-503 of the UCC) as it appears in official filings in the state of its incorporation or organization, all other names (including trade names, fictitious names and business names) under which any Grantor currently conducts business, or has at any time during the past five years conducted business, the name of any entity which any Grantor has acquired in whole or in part or from whom any Grantor has acquired a significant amount of assets within the past five years (other than purchases of assets in the ordinary course of business), the type of entity of such Grantor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by such Grantor’s state of incorporation or organization or a statement that no such number has been issued, such Grantor’s state of incorporation or organization, the location of such Grantor’s chief executive office, principal place of business, offices, all warehouses and premises where Collateral is stored or located (other than any documentation relating to assets that is in the possession of Franchisees or Light Users in the ordinary course of business), and the locations of its books and records concerning the Collateral (other than any books and records relating to assets that is in the possession of Franchisees or Light Users in the ordinary course of business).  Each Grantor has only one state of incorporation or organization.

(f)                                    Intentionally Omitted.

(g)                                 With respect to the Intellectual Property included in the Collateral that does not constitute commercial off-the-shelf software that is generally available to the public:

(i)                                     Except as would not reasonably be expected to have a Material Adverse Effect, each Grantor and each of its Subsidiaries owns, is licensed to use or otherwise has the right to use, all Intellectual Property used in or necessary for the conduct of its business as currently conducted;

(ii)                                  As of the Issue Date, (A) no Grantor has any interest in, or title to, any Patent, Trademark or Copyright subject to a registration or application for a registration, except as set forth in Schedule 4(g) hereto, and (B) no Grantor has any License the absence of which would reasonably be expected to result in a Material Adverse Effect except as set forth in Schedule 4(g);

(iii)                               Except as would not reasonably be expected to have a Material Adverse Effect, each of the Patents, Trademarks or Copyrights are subsisting and have not been adjudged invalid or unenforceable in whole or in part;

(iv)                              To the best of Grantors’ knowledge, each of the Patents, Trademarks, and Copyrights are valid and enforceable, except to the extent that the lack of such validity or enforceability would not reasonably be expected to have a Material Adverse Effect;

(v)                                 There is no outstanding claim that the use of any of the Patents, Trademarks, Copyrights or other Intellectual Property violates the rights of any

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third person, which claim would reasonably be expected to have a Material Adverse Effect;

(vi)                              Grantors are the sole and exclusive owners of the entire and unencumbered right, title and interest in and to each of the material Patents, Trademarks, Copyrights, and other material Intellectual Property purported to be owned by it free and clear of any liens, charges and encumbrances (including without limitation pledges, assignments, licenses, registered user agreements and covenants by Grantors not to sue third persons), except for Permitted Liens and the Licenses disclosed on Schedule 4(g) attached hereto;

(vii)                           Except as set forth on Schedule 4(g) or as permitted under the Indenture and each Additional Pari Passu Agreement, there are no effective restrictions on any Grantor’s or any of its Subsidiaries’ right to create a Lien in any such Intellectual Property that is material nor in Collateral Agent’s right to perfect and enforce such Lien; and

(viii)                        This Security Agreement is effective to create a valid and continuing Lien on and, upon filing of appropriate financing statements, the Second Lien Copyright Assignment of Security (in the form attached hereto as Exhibit A) with the United States Copyright Office and filing of the Second Lien Patent Assignment of Security (in the form attached hereto as Exhibit B) and the Second Lien Trademark Assignment of Security (in the form attached hereto as Exhibit C) with the United States Patent and Trademark Office, perfected Liens in favor of Collateral Agent on Patents, Trademarks, Copyrights, and other Intellectual Property, and such perfected Liens are enforceable as such as against any and all creditors of and purchasers from Grantors to the extent such Liens are able to be perfected by such filings, subject only to the right of holders of Permitted Liens.  Upon filing of the Second Lien Copyright Assignment of Security with the United States Copyright Office and filing of the Second Lien Patent Assignment of Security and the Second Lien Trademark Assignment of Security with the United States Patent and Trademark Office and the filing of appropriate financing statements, all action necessary to protect and perfect Collateral Agent’s Lien on Grantors’ Patents, Trademarks and Copyrights shall have been duly taken.

(h)                                 Intentionally Omitted.

(i)                                     Intentionally Omitted.

(j)                                     Except for matters disclosed on Schedule 2(a), no Grantor owns any Commercial Tort Claims with a value that such Grantor reasonably expects to exceed $500,000.

(k)                                  Schedule 4(k) sets forth, the account numbers and locations of all Deposit Accounts or other bank accounts of each Grantor.

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(l)                                     Except as disclosed on Schedule 4(l) and other than any documentation relating to Charged-Off Receivables that is in the possession of Franchisees or Light Users in the ordinary course of business, as of the Issue Date, none of the Collateral is in the possession of any consignee, bailee, warehouseman, agent or processor.

(m)                               Intentionally Omitted.

(n)                                 None of the Collateral (x) constituting Charged-off Receivables or the proceeds therefrom or (y) with a value in excess of $500,000, is of a type in which Liens may be registered, recorded or filed under, or notice thereof given under, any federal statute or regulation except, with respect to clauses (x) and (y) above, for Collateral described on Schedule 4(g) hereto and other registered Intellectual Property.

(o)                                 Each Grantor shall, promptly upon providing notice to the Senior Agent pursuant to the Senior Loan Documents (or, if the Discharge of the Senior Lien Obligations shall have occurred, promptly upon acquisition thereof) notify Collateral Agent in writing upon acquiring any interest hereafter in the Collateral constituting any other Collateral with a value in excess of $500,000 (other than registered Intellectual Property), that is of a type where a Lien may be registered, recorded of filed under, or notice thereof given under, any federal statute or regulation.

5.                                       COVENANTS.  Each Grantor covenants and agrees with Collateral Agent, for the benefit of Collateral Agent and the Secured Parties:

(a)                                  Further Assurances; Letters of Credit.

(i)                                     Generally. At any time and from time to time, upon the reasonable written request of Collateral Agent and at the sole expense of each Grantor, such Grantor shall (subject to the terms of the Intercreditor Agreement) promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as Collateral Agent may reasonably request to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including (A) using its commercially reasonable efforts to secure all consents and approvals necessary for the assignment to or for the benefit of Collateral Agent of any License or Contractual Obligations held by such Grantor and to enforce the security interests granted hereunder; and (B) filing any financing or continuation statements under the UCC with respect to the Liens granted hereunder or under any other Security Document or Additional Pari Passu Agreement as to those relevant jurisdictions that are not Uniform Commercial Code Jurisdictions; provided, however, prior to the Discharge of Senior Lien Obligations, Grantors shall not be required to obtain third party consents or approvals with respect to assets included or to be included in the Collateral if such Grantor is not required to obtain such third party consents or approvals pursuant to the Senior Loan Documents.

(ii)                                  Organizational, Name or Location Changes. Each Grantor will give Collateral Agent prompt written notice of any (1) change of name of any

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Grantor, (2) changes in any Grantor’s state or other jurisdiction of organization or its organizational identification number, or (3) reincorporation or reorganization of a Grantor under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the Issue Date.  In connection with and as a condition to taking any action described above, each Grantor shall take all necessary action to maintain the continued perfection and priority of the liens created hereunder in the Collateral, including any actions that may be reasonably requested by Collateral Agent.

(iii)                               Deposit Accounts. Prior to the Discharge of Senior Lien Obligations, each Grantor shall obtain a Control Agreement with each bank or financial institution holding a Deposit Account for such Grantor Party (other than any payroll, employee benefit and similar trust accounts and other than trust accounts pursuant to which any Grantor receives collections on behalf of third parties, each such account, an “Excluded Account”) in respect of which a Control Agreement is obtained in favor of the Senior Agent; provided, however, that the failure of any Grantor to obtain any Control Agreement otherwise required by this clause (iii) solely as a result of Collateral Agent’s refusal to execute a Control Agreement which is substantially similar to the Control Agreement executed by the Senior Agent, shall not result in a breach of obligations of such Grantor under this clause (iii).  Following the Discharge of Senior Lien Obligations, each Grantor shall use commercially reasonable efforts to obtain a Control Agreement from each bank or financial institution maintaining a Deposit Account for such Grantor (other than with respect to Excluded Accounts).  In connection with any Control Agreements, Collateral Agent agrees that, (A) notwithstanding anything to the contrary in any Control Agreement, it shall not deliver a notice of springing dominion or similar notice to the bank or financial institution thereunder unless an Event of Default shall have occurred and be continuing and (B) it shall promptly (and in any event, within 5 Business Days after a written request therefor) execute any proposed amendment, modification, termination, restatement, replacement or waiver of any Control Agreement to which it is a party in respect of which the Senior Agent has approved a corresponding amendment, modification, termination restatement, replacement or waiver subject to the terms and conditions of Section 5.3(d) of the Intercreditor Agreement and to the extent required thereunder.

(iv)                              Letters of Credit. If any Grantor becomes the beneficiary of a letter of credit with a term of six (6) months or more and a face amount in excess of $500,000, such Grantor shall, promptly upon delivering notice thereof to the Senior Agent pursuant to the Senior Loan Documents (or, if the Discharge of the Senior Lien Obligations shall have occurred,  not later than the next Quarterly Date), notify Collateral Agent thereof and, if requested by Collateral Agent following the Discharge of Senior Lien Obligations, use commercially reasonable efforts to enter into a tri party agreement with Collateral Agent and the issuer and/or confirmation bank with respect to Letter-of-Credit Rights assigning such Letter-of-Credit Rights to Collateral Agent and to amend such letter of credit to provide that all payments thereunder shall be made by wire transfer or deposit to a

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deposit account subject to a Control Agreement in favor of Collateral Agent, all in form and substance reasonably satisfactory to Collateral Agent.

(v)                                 [Intentionally Omitted]

(vi)                              Financing Statements. Each Grantor hereby irrevocably authorizes Collateral Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code Jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of such Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of real property to which the Collateral relates.  Each Grantor agrees to furnish any such information to Collateral Agent promptly upon request.  Each Grantor also ratifies its authorization for Collateral Agent to have filed in any Uniform Commercial Code Jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.  Notwithstanding the foregoing, if reasonably requested by any Grantor in writing, Collateral Agent shall make or authorize Grantor to make as may be reasonably requested to evidence that the security interests hereunder do not attach to any property that constitutes Excluded Property (solely to the extent that and so long as, such property constitutes Excluded Property).  Notwithstanding the foregoing authorizations, in no event shall the Collateral Agent be obligated to prepare or file any financing statements whatsoever, or to maintain the perfection of the security interest granted hereunder.  Each Grantor agrees to prepare, record and file, at its own expense, financing statements (and continuation statements when applicable) under the UCC with respect to the Collateral now existing or hereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect and maintain perfected the Collateral to the extent required hereunder, and to deliver a filed stamped copy of each such financing statement or other evidence of filing to the Collateral Agent.  Neither the Trustee nor the Collateral Agent shall be under any obligation whatsoever to file any such financing or continuation statements or to make any other filing under the UCC in connection with this Security Agreement.

(vii)                           Commercial Tort Claims. Each Grantor shall, promptly upon providing notice to the Senior Agent pursuant to the Senior Loan Documents (or, if the Discharge of the Senior Lien Obligations shall have occurred,  promptly, and in any event within ten (10) Business Days after obtaining knowledge that the same is acquired by it), notify Collateral Agent of any commercial tort claim (as defined in the UCC) acquired by it that is reasonably anticipated to result in a recovery in excess of $500,000 and unless otherwise consented by Collateral

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Agent, such Grantor shall enter into a Supplement granting to Collateral Agent a Lien in such commercial tort claim.

(b)                                 Intentionally Omitted.

(c)                                  Covenants Regarding Patents, Trademarks, Copyrights and Licenses.

(i)                                     Intentionally Omitted.

(ii)                                  Each Grantor shall, promptly upon delivering notice thereof to the Senior Agent pursuant to the Senior Loan Documents (or, if the Discharge of the Senior Lien Obligations shall have occurred, not later than the next Quarterly Date), notify Collateral Agent in writing if either itself or through any agent, employee, licensee or designee, filed an application for the registration of any material Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency, and, to the extent Grantor is required to do so pursuant to the Senior Loan Documents (or, following the Discharge of Senior Lien Obligations, upon request of the Collateral Agent), such Grantor shall (subject to the terms of the Intercreditor Agreement), execute and deliver Patent Assignments of Security, Copyright Assignments of Security or Trademark Assignments of Security, as applicable, to evidence Collateral Agent’s Lien on such Patent, Trademark or Copyright, and the General Intangibles of such Grantor relating thereto or represented thereby.

(iii)                               Intentionally Omitted.

(iv)                              Intentionally Omitted.

(v)                                 Grantors will not amend, modify, terminate or waive any provision of any License in any manner which would reasonably be expected to result in a Material Adverse Effect.

(vi)                              Subject to the terms of the Intercreditor Agreement, each Grantor shall use its commercially reasonable efforts, if requested by Collateral Agent, to obtain any consents, waivers or agreements necessary to enable Collateral Agent to exercise remedies hereunder and under the other Security Documents, the Indenture and any Additional Pari Passu Agreements with respect to any material Intellectual Property and any of such Grantor’s other rights under any material General Intangibles, including such Grantor’s rights as a licensee of computer software; provided, however, that the requirements of this clause (vi) shall not include an obligation to enter into an escrow or similar arrangement with respect to the eAGLE Software; provided, however, that prior to the Discharge of Senior Lien Obligations, no Grantor shall be required to take any such action requested by the Collateral Agent if the corresponding action under the Senior Loan Documents has not been required or taken thereunder.

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(vii)                           Grantors will continue to use for the duration of this Security Agreement, proper statutory notice, where appropriate, in connection with its use of the Patents, Trademarks, Copyrights, and other Intellectual Property to the extent that failure to do so would be reasonably expected to have a Material Adverse Effect.

(d)                                 Covenants regarding eAGLE System.  In the event that all or any portion of the eAGLE System is comprised of registered Patents, Trademarks or Copyrights owned by any Grantor, the applicable Grantor shall, promptly upon providing notice to the Senior Agent pursuant to the Senior Loan Documents (or, if the Discharge of the Senior Lien Obligations shall have occurred, promptly), notify Collateral Agent and (subject to the terms of the Intercreditor Agreement) take all actions reasonably required to assure that Collateral Agent has a duly perfected security interest therein; provided, however, that prior to the Discharge of Senior Lien Obligations, no Grantor shall be required to take any action that is not required by the Senior Agent or under the terms of the Senior Loan Documents.

(e)                                  Covenants Regarding Equipment.  Each Grantor shall, promptly upon delivering notice thereof to the Senior Agent pursuant to the Senior Loan Documents (or, if the Discharge of the Senior Lien Obligations shall have occurred,  not later than the next Quarterly Date), notify Collateral Agent in writing in the event that such Grantor obtains any Equipment covered by any certificate of title with a value in excess of $500,000 individually or $2,500,000 in the aggregate.  Following the Discharge of Senior Lien Obligations, upon request of Collateral Agent, each Grantor shall promptly deliver to Collateral Agent any and all certificates of title, applications for title or similar evidence of ownership of all of such Equipment and shall cause Collateral Agent to be named as lienholder on any such certificate of title or other evidence of ownership.

(f)                                    Covenants Regarding Documents, Instruments, Chattel Paper and Investment Property.  Each Grantor shall, promptly upon delivering notice to the Senior Agent pursuant to the Senior Loan Documents (or, if the Discharge of the Senior Lien Obligations shall have occurred, not later the next Quarterly Date following the acquisition thereof), notify Collateral Agent of the existence of all Collateral consisting of negotiable Documents, certificated and uncertificated securities, Instruments, and Chattel Paper, each with a value in excess of $500,000 on an individual basis. Following the Discharge of Senior Lien Obligations, each Grantor shall (i) promptly deliver to Collateral Agent all such Collateral consisting of negotiable Documents, certificated securities and Instruments with a value in excess of $500,000 on an individual basis (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank), (ii) in the case of any Investment Property constituting uncertificated securities with a value in excess of $500,000 on an individual basis, use commercially reasonable efforts to obtain from any issuers of such Investment Property, for the benefit of Collateral Agent, written confirmation of Collateral Agent’s Control over such Investment Property upon terms and conditions reasonably satisfactory to Collateral Agent and (iii) in the case of any Tangible Chattel Paper with an a value in excess of $500,000 on an individual basis, promptly deliver to Collateral Agent all such Collateral consisting of Tangible Chattel Paper with a value in excess of $500,000 on an individual

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basis duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to Collateral Agent.

(g)                                 Additional Collateral Creation and Perfection Actions.  Each Grantor agrees that, in the event any Grantor takes any action to grant or perfect a Lien in favor of the Senior Agent or any holder of a Senior Lien Obligation in any property (other than Excluded Property) of such Grantor, such Grantor shall promptly notify the Collateral Agent of such action and shall also take such action to grant or perfect a Lien (subject to the Intercreditor Agreement) in favor of the Collateral Agent to secure the Second Lien Obligations without request of the Collateral Agent, provided, however, that in no event shall this clause (g) have the effect of requiring any Grantor to (i) obtain Control Agreements with respect to any Deposit Accounts that are not required to be subject to a Control Agreement pursuant to Section 5(a)(iii) hereof, (ii) take actions with respect to Letters of Credit that are not required pursuant to Section 5(a)(iv) prior to the Discharge of the First Lien Obligations, (iii) take actions with respect to Equipment subject to a certificate of title that are not required pursuant to Section 5(e) prior to the Discharge of the First Lien Obligations, (iv) deliver possession of any Collateral to the Collateral Agent in respect of which possession is delivered to the Senior Agent or (v) unless otherwise expressly provided in this Security Agreement, take actions that are not necessary to perfect any such Lien in favor of the Collateral Agent.

(h)                                 Indemnification.

(i)                                     In any suit, proceeding or action brought by Collateral Agent or any Secured Party relating to any Collateral for any sum owing with respect thereto or to enforce any rights or claims with respect thereto, each Grantor will save, indemnify and keep Collateral Agent and the Secured Parties harmless from and against all expense (including reasonable attorneys’ fees and expenses), loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the Account Debtor or other Person obligated on the Collateral, arising out of a breach by such Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from such Grantor, except in the case of Collateral Agent or any Secured Party, to the extent such expense, loss, or damage is attributable to the gross negligence or willful misconduct of Collateral Agent or such Secured Party as determined by a court of competent jurisdiction.  All such obligations of each Grantor shall be and remain enforceable against and only against Grantors and shall not be enforceable against Collateral Agent or any Secured Party.

(ii)                                  In addition, with respect to Intellectual Property, each Grantor assumes all responsibility and liability arising from the use of the Trademarks, Patents, Copyrights and other Intellectual Property, and each Grantor hereby indemnifies and holds Collateral Agent and the Secured Parties harmless from and against any claim, suit, loss, damage or expense (including reasonable attorneys’ fees) arising out of such Grantor’s operations of Grantor’s business from the use of the Trademarks, Patents, Copyrights or other Intellectual Property.

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In any suit, proceeding or action brought by Collateral Agent or any Secured Party under any License for any sum owing thereunder, or to enforce any provisions of such License, Grantors will indemnify and keep Collateral Agent and the Secured Parties harmless from and against all expense, loss or damage suffered by reason of any defense, set off, counterclaim, recoupment or reduction or liability whatsoever of the obligee thereunder, arising out of a breach of Grantors of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligee or its successors from any Grantor, and all such obligations of Grantors shall be and remain enforceable against and only against Grantors and shall not be enforceable against Collateral Agent or any Secured Party.

(i)                                     Intentionally Omitted.

(j)                                     Limitation on Liens on Collateral.  Each Grantor will not create, permit or suffer to exist, and will take commercially reasonable efforts to defend the Collateral against, and take such other action as is necessary to remove any Lien on the Collateral, except Permitted Liens, and will defend (subject to the terms of the Intercreditor Agreement) the rights of Collateral Agent and the Secured Parties in and to any of such Grantor’s rights under the Collateral against the claims and demands of all Persons whomsoever.

(k)                                  Limitations on Disposition.  No Grantor will sell, license, lease, transfer or otherwise dispose of any of the Collateral, except as permitted by the Indenture and each Additional Pari Passu Agreement.

(l)                                     Intentionally Omitted.

(m)                               Intentionally Omitted.

(n)                                 Intentionally Omitted.

(o)                                 Intentionally Omitted.

(p)                                 Terminations; Amendments.  Each Grantor acknowledges that, except as provided in Section 5(a)(vi), it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Collateral Agent and agrees that it will not do so without the prior written consent of Collateral Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.

(q)                                 Authorized Terminations.  Collateral Agent will promptly deliver to Grantors for filing or authorize Grantors to prepare and file termination statements and releases in accordance with Section 12.03 of the Indenture and Section 5.1 of the Intercreditor Agreement.

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(r)                                    Post-Closing Obligations.

(i)                                     Within sixty (60) days of the Issue Date or such longer time as may be agreed to by Senior Agent, Collateral Agent shall have received (x) a lender’s loss payable endorsement naming Collateral Agent as a lender loss payee with respect to each property insurance policy of Issuer and its Subsidiaries and (y) an endorsement to each general liability policy of Issuer and its Subsidiaries, naming Collateral Agent as an additional insured with respect to such general liability policy, each in form and substance reasonably satisfactory to Collateral Agent.

(ii)                                  Within thirty (30) days of the Issue Date or such longer time as may be agreed to by Senior Agent, Collateral Agent shall have received evidence that each of Borrower’s Trademarks and Copyrights set forth on Schedule 4(g) have been registered with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, under Issuer’s legal name, each in form and substance reasonably satisfactory to Senior Agent.

(iii)                               Within five (5) Business Days of the Issue Date or such longer time as may be agreed to by Senior Agent, Senior Agent shall have received each of the original stock certificates and limited liability company certificates listed on Schedule 5(r).

6.                                       COLLATERAL AGENT’S APPOINTMENT AS ATTORNEY-IN-FACT.

(a)                                  Each Grantor hereby irrevocably constitutes and appoints Collateral Agent and any officer or agent thereof (subject to the terms of the Intercreditor Agreement), with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, from time to time in Collateral Agent’s discretion, but subject to Section 6(d), for the purposes of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, including, without limitation the power to modify this Security Agreement by amending Schedule 4(g) to include any future Patents, Trademarks or Copyrights (including registrations or applications appurtenant thereto) covered by this Security Agreement.

(b)                                 On the Issue Date each Grantor shall execute and deliver to Collateral Agent (i) a power of attorney (the “General Power of Attorney”) substantially in the form attached hereto as Exhibit D and (ii) each Grantor that owns any Intellectual Property as of the Closing Date, shall execute and deliver to Collateral Agent a special power of attorney (the “Special Power of Attorney”) substantially in the form attached hereto as Exhibit E (collectively, the “Power of Attorney”).

(c)                                  The power of attorney granted pursuant to the Power of Attorney (subject to the terms of the Intercreditor Agreement) is a power coupled with an interest and shall be irrevocable for the term hereof.  The powers conferred on Collateral Agent, for the benefit of Collateral Agent and the Secured Parties, under the Power of Attorney are

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solely to protect Collateral Agent’s interests (for the benefit of Collateral Agent and the Secured Parties) in the Collateral and shall not impose any duty upon Collateral Agent or any Secured Party to exercise any such powers.

(d)                                 Collateral Agent agrees that (i) except for the powers granted in clause (h) of the General Power of Attorney, it shall not exercise any power or authority granted under the Power of Attorney, Special Power of Attorney or clause (a) above unless an Event of Default has occurred and is continuing, and (ii) Collateral Agent shall (subject to the terms of the Intercreditor Agreement) account for any moneys received by Collateral Agent in respect of any foreclosure on or disposition of Collateral pursuant to the Power of Attorney, provided that neither Collateral Agent nor any Secured Party shall have any duty as to any Collateral except as provided herein with respect to Collateral in its possession or under its control, and Collateral Agent and the Secured Parties shall be accountable only for amounts they actually receive as a result of the exercise of such powers.  NONE OF COLLATERAL AGENT, SECURED PARTIES OR THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO GRANTORS FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY A COURT OF COMPETENT JURISDICTION, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

7.                                       REMEDIES; RIGHTS UPON DEFAULT.

(a)                                  Subject to the terms of the Intercreditor Agreement, in addition to all other rights and remedies granted to it under this Security Agreement, the Indenture, the Notes, the Security Documents, any Additional Pari Passu Agreement and under any other instrument or agreement securing, evidencing or relating to any of the Second Lien Obligations (but subject to the terms of such instruments of agreements), if any Event of Default shall have occurred and be continuing, Collateral Agent may exercise all rights and remedies of a secured party under the UCC.  Without limiting the generality of the foregoing, each Grantor expressly agrees that in any such event Collateral Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon any Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may (subject to the terms of the Intercreditor Agreement) forthwith enter upon the premises of any Grantor where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving any Grantor or any other Person notice and opportunity for a hearing on Collateral Agent’s claim or action and may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may (subject to the terms of the Intercreditor Agreement) forthwith sell, lease, license, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without

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assumption of any credit risk.  Collateral Agent or any Secured Party shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of Collateral Agent and the Secured Parties, the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption each Grantor hereby releases.  Subject to the terms of the Intercreditor Agreement, such sales may be adjourned and continued from time to time with or without notice.  Collateral Agent shall have the right to conduct such sales on Grantors’ premises or elsewhere and shall have the right to use Grantors’ premises without charge for such time or times as Collateral Agent deems necessary or advisable.

If any Event of Default shall have occurred and be continuing, each Grantor further agrees, at Collateral Agent’s request, to assemble the Collateral and make it available to Collateral Agent at a place or places designated by Collateral Agent which are reasonably convenient to Collateral Agent and Grantors, whether at Grantors’ premises or elsewhere.  Subject to the terms of the Intercreditor Agreement, until Collateral Agent is able to effect a sale, lease, or other disposition of Collateral, Collateral Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by Collateral Agent.  Collateral Agent shall not have any obligation to Grantors to maintain or preserve the rights of Grantors as against third parties with respect to any Collateral while such Collateral is in the possession of Collateral Agent.  Subject to the terms of the Intercreditor Agreement, Collateral Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Collateral Agent’s remedies (for the benefit of Collateral Agent and the Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.  Subject to the terms of the Intercreditor Agreement, Collateral Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale as set forth in Section 24, and only after so paying over such net proceeds, and after the payment by Collateral Agent of any other amount required by any provision of law, need Collateral Agent account for the surplus, if any, to Grantors.  To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against Collateral Agent or any Secured Party arising out of the repossession, retention or sale of the Collateral except to the extent that such arise out of the gross negligence or willful misconduct of Collateral Agent or such Secured Party as determined by a court of competent jurisdiction.  Each Grantor agrees that ten (10) days prior notice by Collateral Agent of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters.  Grantors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Second Lien Obligations, including any attorneys’ fees and other expenses incurred by Collateral Agent or any Secured Party to collect such deficiency.

(b)           Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

(c)           To the extent that applicable law imposes duties on Collateral Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and

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agrees that it is not commercially unreasonable for Collateral Agent (i) to fail to incur expenses reasonably deemed significant by Collateral Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as Grantors, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure Collateral Agent against risks of loss, collection or disposition of Collateral or to provide to Collateral Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Collateral Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Collateral Agent in the collection or disposition of any of the Collateral.  Each Grantor acknowledges that the purpose of this Section 7(c) is to provide non-exhaustive indications of what actions or omissions by Collateral Agent would not be commercially unreasonable in Collateral Agent’s exercise of remedies against the Collateral and that other actions or omissions by Collateral Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7(c).  Without limitation upon the foregoing, nothing contained in this Section 7(c) shall be construed to grant any rights to Grantors or to impose any duties on Collateral Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 7(c).

(d)           Neither Collateral Agent nor the Secured Parties shall be required to make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Second Lien Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof.  Neither Collateral Agent nor the Secured Parties shall be required to marshal the Collateral or any guarantee of the Second Lien Obligations or to resort to the Collateral or any such guarantee in any particular order, and all of its and their rights hereunder or under any other Security Document or Additional Pari Passu Agreement shall be cumulative.  To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against Collateral Agent or any Secured Party, any valuation, stay, appraisement, extension,

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redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise.

8.             GRANT OF LICENSE TO USE INTELLECTUAL PROPERTY.  Solely for the purpose of enabling Collateral Agent to exercise rights and remedies under Section 7 hereof (including, without limiting the terms of Section 7 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell, monitor, collect or otherwise dispose of Collateral), effective upon the occurrence and during the continuance of an Event of Default and at such time as Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to Collateral Agent, for the benefit of Collateral Agent and the Secured Parties (subject to the terms of the Intercreditor Agreement), the nonexclusive right and license (exercisable without payment of royalty or other compensation to Grantors) to use all Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all material media in which any of the material licensed items may be recorded or stored and to all material computer software and programs used for the compilation or printout thereof, and in any case to the extent that it is permitted to do so under applicable law and, with respect to Licenses, to the extent it is permitted to do so under contractual obligations.

9.             LIMITATION ON COLLATERAL AGENT’S AND SECURED PARTIES’ DUTY IN RESPECT OF SECURITY AGREEMENT COLLATERAL.  Collateral Agent and each Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control.  Neither Collateral Agent nor any Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Collateral Agent or such Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

10.           REINSTATEMENT.  This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if and to the extent at any time payment and performance of the Second Lien Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Second Lien Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Second Lien Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

11.           NOTICES.  Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other

23

communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Indenture. Any notice to an Additional Pari Passu Agent shall be given at its address set forth in the Additional Pari Passu Joinder Agreement or set forth in any subsequent notice from such Additional Pari Passu Agent to the parties hereto.

12.           SEVERABILITY.  Whenever possible, each provision of this Security Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Security Agreement.  This Security Agreement is to be read, construed and applied together with the Indenture, any Additional Pari Passu Agreement and the other Security Documents which, taken together, set forth the complete understanding and agreement of Collateral Agent, the Secured Parties and Grantors with respect to the matters referred to herein and therein.

13.           NO WAIVER; AMENDMENTS, CUMULATIVE REMEDIES.  Neither Collateral Agent nor any Secured Party shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Collateral Agent and then only to the extent therein set forth.  A waiver by Collateral Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Collateral Agent would otherwise have had on any future occasion.  No failure to exercise nor any delay in exercising on the part of Collateral Agent or any Secured Party, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.  Except for waivers, amendments, alterations and modifications effected by the operation of Section 5.3(d) of the Intercreditor Agreement, none of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Collateral Agent and Grantors.

14.           LIMITATION BY LAW.  All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

15.           TERMINATION OF THIS SECURITY AGREEMENT; PARTIAL LIEN RELEASE.  The Liens securing the Notes, will, automatically and without the need for any further action by any Person be released, in whole or in part, as provided in Section 8.03 of the Indenture and Section 5.1 of the Intercreditor Agreement.  The Liens securing the Permitted Additional Pari Passu Obligations of any series will be released, in whole or in part, as provided in the Additional Pari Passu Agreement governing such obligations. In connection with any such release, (i) any Collateral then in the custody of the Collateral Agent or its nominee shall be re-

24

delivered to the Issuer as soon as practicable and (ii) the Collateral Agent shall take such other actions as may be reasonably requested by any Grantor to evidence such release at the expense of such Grantor.

16.           SUCCESSORS AND ASSIGNS.  This Security Agreement and all obligations of Grantors hereunder shall be binding upon the successors and assigns of Grantors (including any debtor-in-possession on behalf of Grantors) and shall, together with the rights and remedies of Collateral Agent, for the benefit of Collateral Agent and the Secured Parties, hereunder, inure to the benefit of Collateral Agent and the Secured Parties, all future holders of any instrument evidencing any of the Second Lien Obligations and their respective successors and assigns.  No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Second Lien Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to Collateral Agent, for the benefit of Collateral Agent and the Secured Parties, hereunder.  No Grantor may assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Security Agreement.

17.           COUNTERPARTS.  This Security Agreement may be authenticated in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.  This Security Agreement may be authenticated by manual signature, facsimile or, if approved in writing by Collateral Agent, electronic means, all of which shall be equally valid.

18.           GOVERNING LAW.  THIS SECURITY AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.  EACH GRANTOR HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN GRANTORS, COLLATERAL AGENT AND SECURED PARTIES PERTAINING TO THIS SECURITY AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT, PROVIDED, THAT COLLATERAL AGENT, SECURED PARTIES AND GRANTORS ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE NEW YORK COUNTY, AND, PROVIDED, FURTHER, NOTHING IN THIS SECURITY AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT.  EACH GRANTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY SUCH ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH GRANTOR HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS.  EACH GRANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO GRANTORS AT THE ADDRESS SET FORTH IN THE INDENTURE AND THAT SERVICE SO MADE

25

SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR FIVE (5) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

19.           WAIVER OF JURY TRIAL.  BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT DISPUTES ARISING HEREUNDER OR RELATING HERETO BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG COLLATERAL AGENT, SECURED PARTIES, AND GRANTORS ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED IN CONNECTION WITH, THIS SECURITY AGREEMENT OR THE TRANSACTIONS RELATED HERETO.

20.           SECTION TITLES.  The Section titles contained in this Security Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

21.           NO STRICT CONSTRUCTION.  The parties hereto have participated jointly in the negotiation and drafting of this Security Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Security Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Security Agreement.

22.           ADVICE OF COUNSEL.  Each of the parties represents to each other party hereto that it has discussed this Security Agreement and, specifically, the provisions of Section 18 and Section 19, with its counsel.

23.           BENEFIT OF SECURED PARTIES.  All Liens granted or contemplated hereby shall be for the benefit of Collateral Agent individually and Collateral Agent for the benefit of the Secured Parties, and all proceeds or payments realized from Collateral in accordance herewith shall be applied (subject to the terms of the Intercreditor Agreement) to the Second Lien Obligations in accordance with Section 24.

24.           APPLICATION OF PROCEEDS.  Subject to the terms of the Intercreditor Agreement, the proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by the Collateral Agent of its remedies shall be applied, together with any other sums then held by the Collateral Agent pursuant to this Security Agreement, pro rata to the Secured Parties in proportion to the unpaid amounts of Second Lien Obligations with such proceeds applied (i) as among the Holders, as set forth in the Indenture and (ii) as among the holders of the Permitted

26

Additional Pari Passu Obligations (other than the Additional Notes), as set forth in the applicable Additional Pari Passu Agreement.  In making the determination and allocations required by this Section 24, the Collateral Agent may conclusively rely upon information supplied by (i) the Trustee as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Notes and (ii) the applicable Additional Pari Passu Agent as to the amounts of unpaid principal and interest and other amounts outstanding with respect to such Permitted Additional Pari Passu Obligations and the Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information; provided that nothing in this sentence shall prevent any Grantor from contesting any amounts claimed by any Secured Party in any information so supplied.  All distributions made by the Collateral Agent pursuant to this Section 24 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Collateral Agent shall have no duty to inquire as to the application by the Trustee, or an Additional Pari Passu Agent of any amounts distributed to such Person.  If, despite the provisions of this Security Agreement, any Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Second Lien Obligations to which it is then entitled in accordance with this Security Agreement, such Secured Party shall hold such payment or other recovery in trust for the benefit of all Secured Parties hereunder for distribution in accordance with this Section 24.

25.           PERMITTED ADDITIONAL PARI PASSU OBLIGATIONS.  On or after the Issue Date, the Issuer may from time to time designate additional obligations as Permitted Additional Pari Passu Obligations by delivering to Collateral Agent, the Trustee and each Additional Pari Passu Agent (a) a certificate signed by the chief financial officer of the Issuer (i) identifying the obligations so designated and the aggregate principal amount or face amount thereof, stating that such obligations are designated as “Permitted Additional Pari Passu Obligations” for purposes hereof, (ii) representing that such designation complies with the terms of the Indenture and each then existing Additional Pari Passu Agreement, (iii) specifying the name and address of the Additional Pari Passu Agent for such obligations (if other than the Trustee) and (iv) stating that no Default or Event of Default exists; (b) except in the case of Additional Notes, a fully executed Additional Pari Passu Joinder Agreement (in the form attached as Exhibit G hereto), (c) an Officers’ Certificate to the effect that the designation of such obligations as “Permitted Additional Pari Passu Obligations” does not violate the terms of the Indenture and each then existing Additional Pari Passu Agreement (upon which Collateral Agent may conclusively rely) and (d) evidence that the Additional Pari Passu Agent for the applicable series of Permitted Additional Pari Passu Obligations has entered into an agency agreement with Collateral Agent that is acceptable to Collateral Agent, acting in its sole discretion.

26.           SUPPLEMENTS; JOINDER.  In the event that any Grantor is required to deliver a supplement pursuant to Section 5(a)(vii), or any Person becomes required at any time to become a Grantor under this Security Agreement pursuant to the requirements of the Indenture, this Security Agreement, or the Intercreditor Agreement, the relevant Grantor or Person shall do so by delivering an appropriately completed Supplement, substantially in the form of Exhibit F attached hereto (a “Supplement”) or in such other form as may be reasonably required to satisfy the applicable requirements of the Indenture, this Agreement, and the Intercreditor Agreement.

[Signature Page Follows]

27

IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

SQUARETWO FINANCIAL CORPORATION, as
Grantor

By:	/s/ Paul A. Larkins
Name: Paul A. Larkins
Title: President and Chief Executive Officer

HEALTHCARE FUNDING SOLUTIONS, LLC
CACH, LLC
CACV OF COLORADO, LLC
ORSA, LLC
CANDEO, LLC
AUTUS, LLC
CACH OF NJ, LLC
CACV OF NEW JERSEY, LLC
COLLECT AMERICA OF CANADA, LLC, as Grantors

By:	/s/ Paul A. Larkins
Name: Paul A. Larkins
Title: Manager

SQUARETWO FINANCIAL COMMERCIAL FUNDING CORPORATION
REFINANCE AMERICA, LTD., as Grantors

By:	/s/ Thomas G. Good
Name: Thomas G. Good
Title: Secretary

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Robert J. Dunn
Name: Robert J. Dunn
Title: Vice President

SCHEDULE 2(a)

COMMERCIAL TORT CLAIMS

Commercial Tort Claims:

None.

SCHEDULE 4(d)

INSTRUMENTS, CHATTEL PAPER
AND
LETTER OF CREDIT RIGHTS

Instruments:

1.  Notes issued by Franchisees as set forth below:

	Original	Maturity	Current Balance as of
Franchise Name	Note	Date	2/28/10	No.

Superlative Bis, LLC	$124,842.28	11/05/11	$103,839.67	N-0102
Landmark Collections	$200,000.00	02/16/12	$200,000.00	N-0096
Primo Professionals, Inc	$200,000.00	04/05/12	$200,000.00	N-0098
Jerry M Mims	$38,124.60	11/01/09	$34,088.28	N-0078
Bronson & Migliaccio	$500,000.00	11/05/13	$366,666.72	N-0108
Daniels & Norelli	$150,000.00	03/21/13	$240,468.01	N-0113
Primo Professionals, Inc	$150,000.00	06/05/13	$97,500.00	N-0114
Graline Financial Services	$150,000.00	11/05/10	$150,000.00	N-0118
Advantage Business Services	$50,000.00	01/05/11	$41,666.68	N-0121
P Scott Lowery, PC	$100,000.00	08/05/10	$41,666.69	N-0122
LMM Management (Landis)	$50,000.00	09/05/10	$25,000.04	N-0123
Collect Southeast LLC	$44,866.92	09/05/11	$33,650.22	N-0124
CMMM Inc (Mandarich)	$25,000.00	10/05/10	$14,583.35	N-0125
Superlative Bis, LLC	$51,281.16	07/05/10	$27,034.30	N-0126
Prime Collect (Clark)	$25,000.00	10/05/10	$25,000.00	N-0127
Primo Professionals, Inc	$75,000.00		$75,000.00

Total Notes Receivable			$1,676,163.96

Letter of Credit Rights:

None.

Chattel Paper:

None.

SCHEDULE 4(e)

SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL

AND RECORDS CONCERNING GRANTORS’ COLLATERAL

Name of Grantor	Other Names	Type of Entity	Jurisdiction of Organization	Chief Executive Office & Principal Place of Business	Corporate Offices	Organizational ID Number
SquareTwo Financial Corporation	Collect America, Ltd.	Corporation	Delaware	4340 S. Monaco, Second Floor Denver, CO 80237	Same	2389683
CA Holding, Inc.		Corporation	Delaware	4340 S. Monaco, Second Floor Denver, CO 80237	Same	3972812
SquareTwo Financial Commercial Funding Corporation	Collect America Commercial Services, Inc. Guardian Financial Corporation	Corporation	Delaware	16011 College Boulevard Suite 101 Lenexa, Kansas 66219	4340 S. Monaco, Second Floor Denver, CO 80237	3921804
ReFinance America, Ltd.		Corporation	Nevada	4340 S. Monaco, Second Floor Denver, CO 80237	Same	C18309-1996
CACV of Colorado, LLC		Limited Liability Company	Colorado	4340 S. Monaco, Second Floor Denver, CO 80237	Same	20021053155
CACV of New Jersey, LLC		Limited Liability Company	Colorado	4340 S. Monaco, Second Floor Denver, CO 80237	Same	20041156077
Collect America of Canada, LLC		Limited Liability Company	Colorado	4340 S. Monaco, Second Floor Denver, CO 80237	Same	20051038054

Name of Grantor	Other Names	Type of Entity	Jurisdiction of Organization	Chief Executive Office & Principal Place of Business	Corporate Offices	Organizational ID Number
CACH, LLC		Limited Liability Company	Colorado	4340 S. Monaco, Second Floor Denver, CO 80237	Same	20051120495
CACH of NJ, LLC		Limited Liability Company	Colorado	4340 S. Monaco, Second Floor Denver, CO 80237	Same	20051152993
Healthcare Funding Solutions, LLC		Limited Liability Company	Colorado	4340 S. Monaco, Second Floor Denver, CO 80237	Same	20051211589
Orsa, LLC		Limited Liability Company	Colorado	4340 S. Monaco, Second Floor Denver, CO 80237	Same	20061446586
Candeo, LLC		Limited Liability Company	Colorado	4340 S. Monaco, Second Floor Denver, CO 80237	Same	20061446551
Autus, LLC		Limited Liability Company	Colorado	4340 S. Monaco, Second Floor Denver, CO 80237	Same	20061446524
SquareTwo Financial Canada Corporation	CA Acquisition Company	Corporation	Nova Scotia, Canada	1310 Kerrisdale Boulevard Suite 200 Newmarket, ON, Canada	4340 S. Monaco, Second Floor Denver, CO 80237	3097616 Canada Business Number 85548 0174
CCL Financial Inc.	Collect Canada, Ltd. Collections Institute of Canada Ltd. Agence De Recouvrement CCL Financier	Corporation	Ontario, Canada	1310 Kerrisdale Boulevard Suite 200 Newmarket, ON, Canada	4340 S. Monaco, Second Floor Denver, CO 80237	001170695

Name of Grantor	Other Names	Type of Entity	Jurisdiction of Organization	Chief Executive Office & Principal Place of Business	Corporate Offices	Organizational ID Number
	Agence De Recouvrement Collection Agency Agence De Recouvrement CIC
Preferred Credit Resources Limited		Corporation	Ontario, Canada	1310 Kerrisdale Boulevard Suite 200 Newmarket, ON, Canada	4340 S. Monaco, Second Floor Denver, CO 80237	2063817
Metropolitan Legal Administration Services Inc.	1437227 Ontario Limited	Corporation	Ontario, Canada	1310 Kerrisdale Boulevard Suite 200 Newmarket, ON, Canada	4340 S. Monaco, Second Floor Denver, CO 80237	1437227

Recently acquired entities:

Impulse Marketing Group, LLC., AmeriPromotion, LLC, Bigelow, LLC, Chocolate Punch, LLC, Digital Masters, LLC, Ecaddie, LLC, Eclipse, LLC, eHanover, LLC,  Email hello, LLC, Extract, LLC, Govault, LLC, Preference Networks, LLC, Rackorib, LLC, Tango Telco, LLC, Telway Online, LLC, Vigorous, LLC, and Webexpo, LLC were acquired on November 21, 2006 and subsequently dissolved after the sale of all of their assets on December 29, 2008.

Depot Tech, LLC was acquired on or around October 26, 2007 and subsequently dissolved after the sale of all of its assets on December 29, 2008.

Warehouses:

None.

Other Premises at which Collateral is Stored or Located:

None.

Locations of Records Concerning Collateral:

All records concerning Collateral are located at the Chief Executive Office and Corporate Office each Grantor.

SCHEDULE 4(g)

INTELLECTUAL PROPERTY

Patents:

None.

Trademarks:

Serial Number	Reg. Number	Word Mark	Owner	Jurisdiction
75109744	2055196	Collect America (Typed Drawing)	Collect America, Ltd. (n/k/a SquareTwo Financial Corporation)	USPTO
75109743	2077288	Collect America (Eagle Design Plus Words, Letters and/or Numbers)	Collect America, Ltd. (n/k/a SquareTwo Financial Corporation)	USPTO
74526997	2030606	Collect America (Typed Drawing)	Collect America, Ltd. (n/k/a SquareTwo Financial Corporation)	USPTO

Copyrights:

Owner	Copyright	Country	Registration No.	Registration Date
Collect America, Ltd. (n/k/a SquareTwo Financial Corporation)	Success Through America’s Recovery Specialists (STARS)-Client	U.S.	TX 4-926-335	January 19, 1999
	Supplement	U.S.	TX 5-130-092	February 07, 2000
Collect America, Ltd. (n/k/a SquareTwo Financial Corporation)	Success Through America’s Recovery Specialists (STARS)-Server	U.S.	TX 889-233	January 19, 1999
	Supplement	U.S.	TX 937-910	February 07, 2000

Material Licenses:

None.

Restrictions:

None.

SCHEDULE 4(k)

DEPOSIT ACCOUNTS

Title	Bank	Location	Acct #
SquareTwo Financial Corporation

Operating account	US Bank	Denver	152307768746
Legal Cost ZBA	US Bank	Denver	152307768803
Payroll	US Bank	Denver	152307768761
West Healthcare Trust	US Bank	Denver	152308789899
Hilco Receivables Trust	US Bank	Denver	152308789881
North Carolina Trust	US Bank	Denver	152308791317
Collect America Trust	US Bank	Denver	152307768795
Trust Refund ZBA	US Bank	Denver	152307768811
Jefferson Capital Trust	US Bank	Denver	152307768753
Midland Credit Mgt Trust	US Bank	Denver	152307768829
Sales/Recourse account	US Bank	Denver	152307768779

CACH, LLC

Trust account	US Bank	Denver	152307771948

CACV of Colorado, LLC

Trust account	US Bank	Denver	152307771930

SquareTwo Financial Commercial Funding Corporation

Operating account	US Bank	Denver	152304521700
Trust account	US Bank	Denver	152304521726
Payroll account	US Bank	Denver	152304521718

Operating account	US Bank	Denver	152304521684
Trust account	US Bank	Denver	152304521692

Healthcare Funding Solutions, LLC
Operating account	US Bank	Denver	152304521684
Trust account	US Bank	Denver	152304521692

Title	Bank	Location	Acct #
ReFinance America, Ltd.
Operating account	US Bank	Denver	152307768852
RLLP trust account	US Bank	Denver	152307768860

SCHEDULE 4(l)

BAILEES

Collateral in the possession of a consignee, bailee, warehouseman, agent or processor:

None.

SCHEDULE 5(r)

1.

Pledgor	Name of Issuing Corporation	Number of Shares	Certificate No.
CA Holding, Inc.	SquareTwo Financial Corporation	1,000	1437-3
Collect America of Canada, LLC	SquareTwo Financial Canada Corporation	22,750	4
SquareTwo Financial Corporation	SquareTwo Financial Commercial Funding Corporation	720 400 680 148	1 11 12 13
SquareTwo Financial Corporation	ReFinance America, Ltd	50	1
SquareTwo Financial Corporation	Collect America of Canada, LLC	100%	R-1
SquareTwo Financial Corporation	Healthcare Funding Solutions, LLC	100%	R-1
SquareTwo Financial Corporation	CACH, LLC	100%	R-1
SquareTwo Financial Corporation	CACV of Colorado, LLC	100%	R-1
CACH, LLC	CACH of NJ, LLC	100%	R-1
CACV of Colorado, LLC	CACV of New Jersey, LLC	100%	R-1

EXHIBIT A

SECOND LIEN COPYRIGHT ASSIGNMENT OF SECURITY

WHEREAS, [NAME OF GRANTOR] a [corporation][limited liability company] formed under the laws of [                              ], located at [                              ] (the “Grantor”) is the owner of all right, title and interest in and to the United States copyrights and associated United States copyright registrations and applications for registration set forth under Grantor’s name in Schedule A  attached hereto (the, “Copyrights”);

WHEREAS, Grantor is obligated to U.S. BANK NATIONAL ASSOCIATION (“Collateral Agent”) and various other secured parties (collectively, the “Secured Parties”) and pursuant to (i) the Indenture, dated as of April 7, 2010, among U.S. BANK NATIONAL ASSOCIATION as Trustee, Collateral Agent, the Secured Parties, Grantor and the other credit parties named therein and (ii) a certain Second Lien Security Agreement, dated the date hereof, among Grantor, other parties named therein and Collateral Agent (as each may be amended, modified, restated or supplemented from time to time, collectively, the “Agreements”); and

WHEREAS, pursuant to the Agreements, Grantor is granting to Collateral Agent for its benefit and for the ratable benefit of the Secured Parties a security interest in the security interest in and lien upon the copyrights and copyright registrations and applications therefor described above.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Grantor does hereby assign unto Collateral Agent for its benefit and for the ratable benefit of the Secured Parties and grant to Collateral Agent for its benefit and for the ratable benefit of the Secured Parties a security interest in and to the Copyrights, and the copyright registrations and applications therefor, which assignment and security interest shall secure all the Second Lien Obligations as defined in the Agreements and in accordance with the terms and provisions thereof.

Grantor expressly acknowledges and affirms that the rights and remedies of Collateral Agent and the Secured Parties with respect to the assignment and security interest granted hereby are more fully set forth in the Agreements.

Exhibit A - 1

IN WITNESS WHEREOF, the undersigned have executed this Grant as of the      day of                         , 2010.

[NAME OF GRANTOR]

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

Exhibit A - 2

STATE OF	)
: ss.:
COUNTY OF	)

On this      day of                       , 2010, before me personally came                 , to me known, who, being by me duly sworn, did depose and say that he is the                        of [NAME OF GRANTOR], the corporation/limited liability company described in and which executed the foregoing instrument; and that he signed his name thereto by order of the directors/members of said corporation/limited liability company.

Notary Public

STATE OF	)
: ss.:
COUNTY OF	)

On this      day of                          2010, before me personally came               , to me known, who, being by me duly sworn, did depose and say that he is                  of U.S. BANK NATIONAL ASSOCIATION, the financial institution described in and which executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of said financial institution .

Notary Public

Exhibit A - 3

SCHEDULE A

Schedule A to a Second Lien Copyright Assignment of Security dated                          , 2010, by and between Grantor and U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

TITLE	REGISTRATION NUMBER

Exhibit A - 4

EXHIBIT B

SECOND LIEN PATENT ASSIGNMENT OF SECURITY

WHEREAS, [NAME OF GRANTOR], a [corporation][limited liability company] formed under the laws of [                              ], located at [                              ] (“Grantor”), owns the patents and patent applications shown in the attached Schedule A (the “Patents”), for which there are recordings or applications in the United States Patent and Trademark Office under the numbers shown in the attached Schedule A; and

WHEREAS, Grantor is obligated to U.S. BANK NATIONAL ASSOCIATION (“Collateral Agent”) and various other secured parties (collectively, the “Secured Parties”) and pursuant to (i) the Indenture, dated as of April 7, 2010, among U.S. BANK NATIONAL ASSOCIATION as Trustee, Collateral Agent, the Secured Parties, Grantor and the other credit parties named therein and (ii) a certain Second Lien Security Agreement, dated the date hereof, among Grantor, other parties named therein and Collateral Agent (as each may be amended, modified, restated or supplemented from time to time, collectively, the “Agreements”); and

WHEREAS, pursuant to the Agreements, Grantor is granting to Collateral Agent for its benefit and for the ratable benefit of the Secured Parties a security interest in the Patents, all proceeds thereof, all rights corresponding thereto and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, and the recordings and applications therefore.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Grantor does hereby assign unto Collateral Agent for its benefit and for the ratable benefit of the Secured Parties and grant to Collateral Agent for its benefit and for the ratable benefit of the Secured Parties a security interest in and to the Patents, and recordings and applications therefor, which assignment and security interest shall secure all the Second Lien Obligations as defined in the Agreements and in accordance with the terms and provisions thereof.

Grantor expressly acknowledges and affirms that the rights and remedies of Collateral Agent and the Secured Parties with respect to the assignment and security interest granted hereby are more fully set forth in the Agreements.

Dated:                                     , 2010

[NAME OF GRANTOR]

By:
Name:
Title:

Exhibit B - 1

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

Exhibit B - 2

STATE OF	)
: ss.:
COUNTY OF	)

On this      day of                       , 2010, before me personally came                 , to me known, who, being by me duly sworn, did depose and say that he is the                        of [NAME OF GRANTOR], the corporation/limited liability company described in and which executed the foregoing instrument; and that he signed his name thereto by order of the directors/members of said corporation/limited liability company.

Notary Public

STATE OF	)
: ss.:
COUNTY OF	)

On this      day of                          2010, before me personally came               , to me known, who, being by me duly sworn, did depose and say that he is                  of U.S. BANK NATIONAL ASSOCIATION, the financial institution described in and which executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of said financial institution .

Notary Public

Exhibit B - 3

SCHEDULE A

Schedule A to a Second Lien Patent Assignment of Security dated                          , 2010, by and between Grantor and U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent.

APPLICATION	ISSUE OR
OR PATENT NO.	FILING DATE	TITLE

Exhibit B - 4

EXHIBIT C

SECOND LIEN TRADEMARK ASSIGNMENT OF SECURITY

WHEREAS, [NAME OF GRANTOR] a [corporation][limited liability company] formed under the laws of [                              ], located at [                                ] (“Grantor”), has adopted, used and is using the marks shown in the attached Schedule A (the “Marks”), for which there are registrations or applications in the United States Patent and Trademark Office under the numbers shown in the attached Schedule A; and

WHEREAS, Grantor is obligated to U.S. BANK NATIONAL ASSOCIATION (“Collateral Agent”) and various other secured parties (collectively, the “Secured Parties”) and pursuant to (i) the Indenture, dated as of April 7, 2010, among U.S. BANK NATIONAL ASSOCIATION as Trustee, Collateral Agent, the Secured Parties, Grantor and the other credit parties named therein and (ii) a certain Second Lien Security Agreement, dated the date hereof, among Grantor, other parties named therein and Collateral Agent (as each may be amended, modified, restated or supplemented from time to time, collectively, the “Agreements”); and

WHEREAS, pursuant to the Agreements, Grantor is granting to Collateral Agent for its benefit and for the ratable benefit of the Secured Parties a security interest in the Marks, the goodwill of the business symbolized by the Marks, and the registrations and applications therefor.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Grantor does hereby assign unto Collateral Agent for its benefit and for the ratable benefit of the Secured Parties and grant to Collateral Agent for its benefit and for the ratable benefit of the Secured Parties a security interest in and to the Marks, together with the goodwill of the business symbolized by the Marks, and registrations and applications therefor, which assignment and security interest shall secure all the Second Lien Obligations as defined in the Agreements and in accordance with the terms and provisions thereof.

Grantor expressly acknowledges and affirms that the rights and remedies of Collateral Agent and the Secured Parties with respect to the assignment and security interest granted hereby are more fully set forth in the Agreements.

Dated:                                       , 2010

[NAME OF GRANTOR]

By:
Name:
Title:

Exhibit C - 1

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

Exhibit C - 2

STATE OF	)
: ss.:
COUNTY OF	)

On this      day of                       , 2010, before me personally came                 , to me known, who, being by me duly sworn, did depose and say that he is the                        of [NAME OF GRANTOR], the corporation/limited liability company described in and which executed the foregoing instrument; and that he signed his name thereto by order of the directors/members of said corporation/limited liability company.

Notary Public

STATE OF	)
: ss.:
COUNTY OF	)

On this      day of                          2010, before me personally came               , to me known, who, being by me duly sworn, did depose and say that he is                  of U.S. BANK NATIONAL ASSOCIATION, the financial institution described in and which executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of said financial institution .

Notary Public

Exhibit C - 3

SCHEDULE A

Schedule A to a Second Lien Trademark Assignment of Security dated                          , 2010, by and between Grantor and U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent.

REGISTRATION NO. OR APPLICATION NO.	REGISTRATION OR FILING DATE	MARK

Exhibit C - 4

EXHIBIT D

POWER OF ATTORNEY

This Power of Attorney is executed and delivered by [NAME OF GRANTOR], a [                            ] [corporation][limited liability company] (“Grantor”) to U.S. BANK NATIONAL ASSOCIATION (“Attorney”), as collateral agent for its benefit and the benefit of the Secured Parties under a Security Agreement, dated as of the date hereof, and other related documents (the “Security Documents”).  No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from Grantor as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Grantor irrevocable waives any right to commence any suit or action, in law or equity, against any person or entity which acts in reliance upon or acknowledges the authority granted under this Power of Attorney.  The power of attorney granted hereby is coupled with an interest, and may not be revoked or canceled by Grantor without Attorney’s written consent.

Grantor hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), with full power of substitution, as Grantor’s true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Grantor and in the name of Grantor or in its own name, from time to time in Attorney’s discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary to accomplish the purposes of the Security Documents and, without limiting the generality of the foregoing, Grantor hereby grants to Attorney the power and right, on behalf of Grantor, without notice to or assent by Grantor, and subject to the terms of the Security Agreement at any time, to do the following: (a) change the mailing address of Grantor, open a post office box on behalf of Grantor, open mail for Grantor, and ask, demand, collect, give acquittances and receipts for, take possession of, endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with any property of Grantor; (b) effect any repairs to any asset of Grantor, or continue to obtain any insurance and pay all or any part of the premiums therefor and costs thereof, and make, settle and adjust all claims under such policies of insurance, and make all determinations and decisions with respect to such policies; (c) pay or discharge any taxes, liens, security interests, or other encumbrances levied or placed on or threatened against Grantor or its property; (d) defend any suit, action or proceeding brought against Grantor if Grantor does not defend such suit, action or proceeding or if Attorney reasonably believes that Grantor is not pursuing such defense in a manner that will maximize the recovery to Attorney, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Attorney may deem reasonably appropriate; (e) file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due to Grantor whenever payable and to enforce any other right in respect of Grantor’s property; (f) cause the

Exhibit D - 1

certified public accountants then engaged by Grantor to prepare and deliver to Attorney at any time and from time to time, promptly upon Attorney’s request, the following reports: (1) a reconciliation of all accounts; (2) an aging of all accounts, (3) trial balances and (4) test verifications of such accounts as Attorney may request; (g) communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of such Grantor in and under the Contractual Obligations and other matters relating thereto; (h) to file such financing statements with respect to the Security Agreement, with or without Grantor’s signature, or to file a photocopy of the Security Agreement in substitution for a financing statement, as the Attorney may deem appropriate and to execute in Grantor’s name such financing statements and amendments thereto and continuation statements which may require Grantor’s signature; and (i) execute, in connection with sale provided for in any Security Document, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral and to otherwise direct such sale or resale, all as though Attorney were the absolute owner of the property of Grantor for all purposes, and to do, at Attorney’s option and Grantor’s expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve, or realize upon Grantor’s property or assets and Attorney’s Liens thereon, all as fully and effectively as Grantor might do.  Grantor hereby ratifies, to the extent permitted by law, all that said Attorney shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney is executed by Grantor pursuant to the authority of its board of directors/members this        day                          of 2010.

GRANTOR

By:
Name:
Title:

Exhibit D - 2

STATE OF	)
: ss.:
COUNTY OF	)

On this      day of                       , 2010, before me personally came                 , to me known, who, being by me duly sworn, did depose and say that he is the                        of [NAME OF GRANTOR], the corporation/limited liability company described in and which executed the foregoing instrument; and that he signed his name thereto by order of the directors/members of said corporation/limited liability company.

Notary Public

Exhibit D - 3

EXHIBIT E

SPECIAL POWER OF ATTORNEY

STATE OF	)
) ss.:
COUNTY OF	)

KNOW ALL MEN BY THESE PRESENTS, that [NAME OF GRANTOR], a [corporation][limited liability company] formed under the laws of the State of [                        ], with its principal office at [                                                              ] (“Grantor”), pursuant to a Second Lien Security Agreement (as amended, modified, restated or supplemented from time to time, the “Security Agreement”), hereby appoints and constitutes U.S. BANK NATIONAL ASSOCIATION, with offices at 950 17th Street, Denver, Colorado 80202 (the “Collateral Agent”), its true and lawful attorney, with full power of substitution, and with full power and authority to perform the following acts on behalf of Grantor with respect to Intellectual Property and any License (as described in the Security Agreement) (the “Collateral”):

1)             To ask, demand, collect, receive and give acquittances and receipts for any and all moneys due and to become due under any License and, in the name of Grantor or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any License and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Collateral Agent for the purpose of collecting any and all such moneys due under any License whenever payable;

2)             To pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

3)             (A) To direct any party liable for any payment under any of the Licenses to make payment of any and all moneys due and to become due thereunder directly to Collateral Agent or as Collateral Agent shall direct; (B) to receive payment of and receipt for any and all moneys, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral; (C) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (D) to defend any suit, action or proceeding brought against Grantor with respect to any Collateral; (E) to settle, compromise, or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as Collateral Agent may deem appropriate; and (F) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Collateral Agent were the absolute owner thereof for all purposes, and to do, at Collateral Agent’s option all acts and things which Collateral Agent deems necessary to

Exhibit E - 1

protect, preserve or realize upon the Collateral and Collateral Agent’s security interest therein, in order to effect the intent of this Security Agreement, all as fully and effectively as Grantor might do.

4)             Assign, sell or otherwise dispose of all right, title and interest of Grantor in and to the Patents, Trademarks and Copyrights listed on Schedule 4(g) of the Security Agreement, the patents, trademarks and copyrights which are added to the same subsequent hereto, and all registrations and recordings thereof, and all pending applications therefor, recording, registering and filing of, or accomplishing any other formality with respect to the foregoing, and executing and delivering any and all agreements, documents, instruments of assignment or other papers necessary or advisable to effect such purpose;

5)             Execute any and all documents, statements, certificates or other papers necessary or advisable in order to obtain the purposes described above as Collateral Agent may in its sole discretion determine.

This power of attorney is made pursuant to the Security Agreement and may not be revoked until the payment in full of all Second Lien Obligations (as defined in the Security Agreement) and the irrevocable termination of the Security Agreement.

Dated:                               , 2010

[NAME OF GRANTOR]

By:
Name:
Title:

Exhibit E - 2

STATE OF	)
: ss.:
COUNTY OF	)

On this      day of                       , 2010, before me personally came                 , to me known, who, being by me duly sworn, did depose and say that he is the                        of [NAME OF GRANTOR], the corporation/limited liability company described in and which executed the foregoing instrument; and that he signed his name thereto by order of the directors/members of said corporation/limited liability company.

Notary Public

Exhibit E - 3

EXHIBIT F

FORM OF SUPPLEMENT

This SUPPLEMENT, dated [mm/dd/yy], is delivered by [NAME OF GRANTOR] (“Grantor”) pursuant to the Second Lien Security Agreement, dated as of April 7, 2010 (as it may be from time to time amended, restated, modified or supplemented, the “Security Agreement”), among SQUARETWO FINANCIAL CORPORATION, the other Guarantors from time to time signatory thereto, and U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent.  Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

[Grantor hereby confirms the grant to Collateral Agent set forth in the Security Agreement of, and does hereby grant to Collateral Agent, a security interest in all of Grantor’s right, title and interest in and to all Collateral to secure the Second Lien Obligations, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located.  Grantor represents and warrants that the attached [Supplements to Schedules](1) accurately and completely set forth all additional information required pursuant to the Security Agreement and hereby agrees that such Supplements to Schedules shall constitute part of the Schedules to the Security Agreement.](2)

IN WITNESS WHEREOF, Grantor has caused this Supplement to be duly executed and delivered by its duly authorized officer as of [mm/dd/yy].

[NAME OF GRANTOR]

By:
Name:
Title:

(1)     Attach supplements to the relevant schedules of the Security Agreement.

(2)     Form may be adjusted or replaced with the approval of the Agent as may be appropriate to address the requirements of the Security Agreement or other applicable Loan Documents pursuant to which the Supplement is being delivered.

Exhibit F - 1

EXHIBIT G

ADDITIONAL PARI PASSU JOINDER AGREEMENT

The undersigned is the agent for Persons wishing to become “Secured Parties” (the “New Secured Parties”) under the Second Lien Security Agreement, dated as of April 7, 2010 (as amended and/or supplemented, the “Security Agreement” (terms used without definition herein have the meanings assigned to such terms by the Security Agreement)) among SquareTwo Financial Corporation, the other Grantors party thereto and U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent (the “Agent”), the Second Lien Pledge Agreement, dated as of April 7, 2010 (as amended and/or supplemented, the “Pledge Agreement”) among SquareTwo Financial Corporation, the other Pledgors party thereto and U.S. BANK NATIONAL ASSOCATION, as Collateral Agent (the “Agent”) and the other Security Documents.

In consideration of the foregoing, the undersigned hereby:

(i)            represents that the Additional Pari Passu Agent has been authorized by the New Secured Parties to become a party to the Security Agreement and the Pledge Agreement on behalf of the New Secured Parties under that [DESCRIBE OPERATIVE AGREEMENT] (the “New Secured Obligations”) and to act as the Additional Pari Passu Agent for the New Secured Parties hereunder;

(ii)           acknowledges that the New Secured Parties have received a copy of the Security Agreement and the Pledge Agreement;

(iii)          irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Security Agreement, the Pledge Agreement and the other Security Documents as are delegated to the Agent by the terms thereof, together with all such powers as are reasonably incidental thereto; and

(iv)          accepts and acknowledges the terms of Agreement applicable to it and the New Secured Parties and agrees to serve as Additional Pari Passu Agent for the New Secured Parties with respect to the New Secured Obligations and agrees on its own behalf and on behalf of the New Secured Parties to be bound by the terms of the Security Agreement, the Pledge Agreement and the other Security Documents applicable to holders of Obligations, with all the rights and obligations of a Secured Party thereunder and bound by all the provisions thereof as fully as if it had been a Secured Party on the effective date of the Security Agreement and the effective date of the Pledge Agreement.

The name and address of the representative are as follows:

[name and address of Additional Pari Passu Agent]

Exhibit G - 1

Section 13.08 of the Indenture is incorporated herein, mutatis mutandis, as if a part hereof.

IN WITNESS WHEREOF, the undersigned has caused this Additional Pari Passu Joinder Agreement to be duly executed by its authorized officer as of the            day of                   , 20    .

[NAME]

By:
Name:
Title:

AGREED TO AND ACCEPTED:

The Collateral Agent hereby acknowledges its acceptance of this Additional Pari Passu Joinder Agreement and agrees to act as Collateral Agent for the New Secured Parties, subject to the terms of the [agency agreement, dated as of                                 ].

U.S. Bank National Association, as Collateral Agent

By:
Name:
Title:

Exhibit G - 2